Constitution

China Integrated Media Corporation Limited

(ACN 132 653 948)

A Company Limited by Shares

Table of Contents

1 SHARE CAPITAL

1.1 Issue of shares

In accordance with the Corporations Act and the Listing Rules, the powers of the Company:

(a) to issue and cancel shares in the Company; and
(b) to grant options over unissued shares in the Company,

are vested in the Directors.

1.2 Preference shares

If the Company at any time proposes to create and issue any preference shares:

(a) the preference shares may be issued on the terms that they are, or at the option of the Company are liable, to be redeemed whether out of profits or otherwise;
(b) the preference shares confer on the holders a right to convert the preference shares into ordinary shares if and on the basis the Board decides at the time of issue of the preference shares;
(c) i. the preference shares confer on the holders a right to receive out of the profits of the Company available for dividend a preferential dividend at the rate (which may be subject to an index) and on the basis decided by the Board at the time of issues of the preference shares;
ii. in addition to the preferential dividend, the preference shares may participate with the ordinary shares in dividends determined by the Board from time-to-time if and to the extent the Board decides at the time of issue of the preference shares; and
iii. the preferential dividend may be cumulative if and to the extent the Board decides at the time of issue of the preference shares;

(d) the preference shares are to confer on the holders:

i. the right on redemption and in a winding up to payment in cash in priority to any other class of shares; and
A. the amount paid or agreed to be considered as paid on each of the preference shares; and
B. the amount (if any) equal to the aggregate of any dividend accrued (whether determined or not) but unpaid and of any arrears of dividends; and
ii. the right, in priority to any payment of dividend on any other class of shares, to the preferential dividend;

(e) the preference shares do not confer on the holders any further rights to participate in assets or profits of the Company;

(f) the holders of the preference shares have the same rights as the holders of ordinary shares to receive notices, reports and financial statements and to attend and be heard at all general meetings, but are not to have the right to vote at general meetings except as follows:

i. any question considered at a general meeting if, at the date of the meeting, the dividend (or part of a dividend) on the preference shares is in arrears;
ii. at a general meeting upon a proposal:

A. to reduce the share capital of the Company;
B. that affects rights attached to the preference shares;
C. to wind up the Company; and
D. for the disposal of the whole of the property, business and undertaking of the Company;
iii. at a general meeting on a resolution to approve the terms of a buy-back agreement;

iv. on any question considered at a general meeting held during the winding up of the Company; and

(g) the Company may issue further preference shares ranking pari passu in all respects with (but not in priority to) other preference shares already issued and the rights of the issued preference shares are not to be deemed to have been varied by the further issue.

1.3 Class meetings

The provisions of this Constitution relating to general meetings apply so far as they are capable of application and with any necessary changes to every separate meeting of the holders of a class of shares except that:

(a) a quorum is constituted by at least two persons who, between them, hold or represent one-third of the issued shares of the class (unless only one person holds all of the shares of the class, in which case that person constitutes a quorum); and

(b) any holder of shares of the class, present in person or by proxy, or attorney or Representative, may demand a poll.

1.4 Non-recognition of interests

Except as required by law, the Company is not required to recognise:

(a) a person as holding a share on any trust; or

(b) any other interest in any share or any other right in respect of a share except an absolute right of ownership in the registered holder,

whether or not it has notice of the trust, interest or right.

1.5 Joint holders of shares

Where two or more persons are registered as the joint holders of shares then they are taken to hold the shares as joint tenants with rights of survivorship, but the Company is not bound:

(a) to register more than three persons as joint holders of a share; or

(b) to issue more than one certificate or holding statement in respect of shares jointly held.

2 CERTIFICATES

2.1 Certificated holdings

The provisions of this article 2 apply only to the extent that the Company is required by the Corporations Act, the Listing Rules or the Settlement Rules to issue certificates for Shares or other marketable securities of the Company, and then only for those Shares or other marketable securities for which certificates are required to be issued.

2.2 Issue of certificates

Subject to this Constitution, where the Company is required by the Act, the Listing Rules or the Settlement Rules to issue certificates for Shares or other marketable securities of the Company, the certificates must be issued in accordance with the Corporations Act, the Listing Rules and Settlement Rules and must include all information required by the Corporations Act, the Listing Rules and Settlement Rules.

2.3 Entitlement of Member to certificate

Subject to this Constitution, every Member is entitled free of charge to 1 certificate for each class of Shares or other marketable securities registered in its name or to several certificates each for a reasonable proportion of those Shares or marketable securities.

2.4 Certificate for joint holders

Where Shares or other marketable securities are registered in the names of 2 or more persons, only 1 certificate is required to be issued for each class of those Shares or marketable securities.

2.5 Cancellation of certificate on transfer

(a) Subject to this Constitution, on every application to register the transfer of any Shares or other marketable securities or to register any person as a Member in respect of any Shares or other marketable securities which may have been transmitted to that person by operation of law, the certificate for those Shares or other marketable securities must be delivered up to the Company for cancellation.

(b) The Company must issue a new certificate in similar form specifying the Shares or other marketable securities transferred or transmitted and deliver it to the transferee or transmittee within 5 business days after the registrable transferor transmission notice is lodged with the Company for cancellation.

(c) If registration is required for only some of the Shares or other marketable securities specified on the certificate delivered up to the Company, a new certificate specifying the Shares or other marketable securities remaining untransferred or untransmitted must be delivered to the transferor.

2.6 Replacement of certificates

The Company must issue a replacement certificate:

(a) if the certificate is worn out or defaced, on production of the certificate to the Company to be replaced and cancelled; or

(b) if the certificate is lost or destroyed, on the Company being furnished with:

   i. evidence that the certificate has been lost or destroyed, and has not been disposed of or pledged, as is required by the Corporations Act;

   ii. an undertaking to return the certificate, if found, as required by the Act; and

   iii. if the Directors consider it necessary, a bond or indemnity as the Act authorises the Directors to require.

(c) The Company must issue all replacement certificates within 5 business days after receiving the original certificate or evidence of loss or destruction.

3 CHESS

3.1 Participation in CHESS

While the Company is admitted to the Official List it must participate in CHESS to the extent required by the Listing Rules.

3.2 Compliance with Settlement Rules

The Company must comply with the Settlement Rules if any of its securities are CHESS approved securities. In particular, the Company must comply with the requirements of the Settlement Rules and Listing Rules about maintenance of registers, issuing holding statements and transfers in relation to its CHESS approved securities.

3.3 Registers

If the Company's securities are CHESS approved securities, in addition to the CHESS sub register, the Company must provide for an issuer sponsored sub register, or a certified subregister, or both (at least if the Company has Restricted Securities on issue).

3.4 No interference with proper ASTC transfer

The Company must not prevent, delay or interfere with the generation of a proper ASTC transfer or the

registration of a paper-based transfer in registrable form (which satisfies the requirements of article 7), except as permitted by article 7.6, the Listing Rules or Settlement Rules.

4 LIEN

4.1 Lien on share

To the extent permitted by law, the Company has a first and paramount lien on every share for:

(a) all due and unpaid calls and instalments in respect of that share;
(b) all money which the Company has been called on by law to pay, and has paid, in respect of that share;
(c) interest at the Prescribed Interest Rate on the amount due from the date it becomes due until payment; and
(d) reasonable expenses of the Company in respect of the default on payment.

4.2 Lien on loans under employee incentive schemes

The Company also has a first and paramount lien on each share registered in the name of the Member for all money payable to the Company by the Member under loans made under an employee incentive scheme.

4.3 Lien on distributions

A lien on a share under article 4.1 or 4.2 extends to all distributions in respect of that share, including dividends.

4.4 Exemption from article 4.1 or 4.2

The Directors may at any time exempt a share wholly or in part from the provisions of article 4.1 or 4.2.

4.5 Extinguishment of lien

The Company's lien on a share is extinguished if a transfer of the share is registered without the Company giving notice of the lien to the transferee.

4.6 Company's rights to recover payments

A Member must reimburse the Company on demand in writing for all payments the Company makes to a government or taxing authority in respect of the Member, the death of a Member or the Member's shares or any distributions on the Member's shares, including dividends, where the Company is either:

(a) obliged by law to make the relevant payment;
(b) or advised by a lawyer qualified to practice in the jurisdiction of the relevant government or taxing authority that the Company is obliged by law to make the relevant payment.

The Company is not obliged to advise the Member in advance of its intention to make the payment.

4.7 Reimbursement is a debt due

The obligation of the Member to reimburse the Company is a debt due to the Company as if it were a call on all the Member's shares, duly made at the time when the written demand for reimbursement is given by the Company to the Member. The provisions of this Constitution relating to non-payment of calls, including payment of interest and sale of the Member's shares under lien, apply to the debt.

4.8 Sale under lien

Subject to article 4.9, the Company may sell, in any manner the Directors think fit, any share on which the Company has a lien.

4.9 Limitations on sale under lien

A share on which the Company has a lien may not be sold by the Company unless:

(a) an amount in respect of which the lien exists is presently payable; and
(b) the Company has, not less than 14 days before the date of sale, given to the registered holder of the share or the person entitled to the share by reason of the death or bankruptcy of the registered holder, a notice in writing setting out, and demanding payment of, the amount which is presently payable in respect of which the lien exists.

4.10 Transfer on sale under lien

For the purpose of giving effect to a sale under article 4.8, the Company may receive the consideration, if any, given for the share so sold and may execute a transfer of the share sold in favour of the purchaser of the share, or do all such other things as may be necessary or appropriate for it to do to effect the transfer. The purchaser is not bound to see to the application of the purchase money.

4.11 Irregularity or invalidity

The title of the purchaser to the share is not affected by any irregularity or invalidity in connection with the sale of the share under article 4.8.

4.12 Proceeds of sale

The proceeds of a sale under article 4.8 must be applied by the Company in payment of the amount in respect of which the lien exists as is presently payable, and the residue, if any, must be paid to the person entitled to the share immediately before the sale.

5 CALLS ON SHARES

5.1 Directors to make calls

The Directors may:

(a) make calls on a Member in respect of any money unpaid on the shares of that Member, if the money is not by the terms of issue of those shares made payable at fixed times;
(b) make a call payable by instalments; and
(c) revoke or postpone a call.

5.2 Time of call

A call is taken to be made at the time when the resolution of the Directors authorising the call is passed.

5.3 Members' liability

Each Member must, upon receiving not less than 30 business days' notice specifying the time or times and place of payment, pay to the Company by the time or times, and at the place, so specified, the amount called on that Member's shares.

5.4 Notice of calls

The notice must specify the time and place for payment and any other information required by the Listing Rules.

5.5 Joint holders' liability

The joint holders of a share are jointly and severally liable to pay all calls in respect of the share.

5.6 Non-receipt of notice

The non-receipt of a notice of any call by, or the accidental omission to give notice of a call to, a Member

does not invalidate the call.

5.7 Interest on default

If a sum called in respect of a share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is due must pay interest on the sum to the time of actual payment at the Prescribed Interest Rate. The Directors may waive payment of that interest wholly or in part.

5.8 Fixed instalments

Any sum that, by the terms of issue of a share, becomes payable on issue of the share or at a fixed date, is to be taken to be a call duly made and payable on the date on which by the terms of issue the sum becomes payable. In the case of non-payment, all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise apply as if the sum had become payable by virtue of a call duly made and notified.

5.9 Differentiation between holders as to calls

The Directors may, on the issue of shares, differentiate between the holders of the shares as to the amount of calls to be paid and the times of payment.

5.10 Prepayment of calls and interest

The Directors may:

(a) accept from a Member the whole or a part of the amount unpaid on a share even if no part of that amount has been called; and

(b) authorise payment by the Company of interest on the whole or any part of an amount so accepted, until the amount becomes payable, at such rate, not exceeding the Prescribed Interest Rate, as is agreed between the Directors and the Member paying the sum.

6 FORFEITURE OF SHARES

6.1 Notice requiring payment of call

If a Member fails to pay a call or instalment of a call on the day appointed for payment of the call or instalment, the Directors may, at any time afterwards during such time as any part of the call or instalment remains unpaid, give a notice to the Member requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued and all costs and expenses that may have been incurred by the Company by reason of that non-payment.

6.2 Contents of notice

The notice must name a further day, not earlier than the expiration of 14 days from the date of service of the notice, on or before which the payment required by the notice is to be made and must state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited. The contents of the notice must comply with the Listing Rules.

6.3 Forfeiture for failure to comply with notice

If a notice under article 6.2 has not been complied with by the date specified in the notice, the Directors may by resolution forfeit the relevant shares, at any time before the payment required by the notice has been made.

6.4 Dividends and distributions included in forfeiture

A forfeiture under article 6.3 includes all dividends and other distributions declared or to be made in respect of the forfeited shares and not actually paid or distributed before the forfeiture.

6.5 Sale or re-issue of forfeited shares

Subject to the Corporations Act, a share forfeited under article 6.3 may be sold, re-issued or otherwise disposed of to such person and on such terms as the Directors think fit.

6.6 Notice of forfeiture

If any share is forfeited under article 6.3 notice of the forfeiture must be given to the Member holding the share immediately before the forfeiture and an entry of the forfeiture and its date must be made in the Register. Any failure to give notice or enter the forfeiture in the Register does not invalidate the forfeiture.

6.7 Surrender instead of forfeiture

The Directors may accept the surrender of any share which they are entitled to forfeit on any terms they think fit and any share so surrendered is taken to be a forfeited share.

6.8 Cancellation of forfeiture

At any time before a sale or disposal of a share under article 6.5, the forfeiture of that share may be cancelled on such terms as the Directors think fit.

6.9 Effect of forfeiture on former holder's liability

A person whose shares have been forfeited:

(a) ceases to be a Member in respect of the forfeited shares; and

(b) remains liable to pay the Company all money that, at the date of forfeiture, was payable by that person to the Company in respect of the shares, plus interest at the Prescribed Interest Rate from the date of forfeiture and the reasonable expenses of the sale of the shares, until the Company receives payment in full of all money (including interest and expenses) so payable in respect of the shares.

6.10 Evidence of forfeiture

A statement in writing declaring that the person making the statement is a Director or a Secretary, and that a share in the Company has been forfeited in accordance with this Constitution on the date declared in the statement, is prima facie evidence of the facts in the statement as against all persons claiming to be entitled to the share.

6.11 Transfer of forfeited share

The Company may receive the consideration (if any) given for a forfeited share on any sale or disposal of the share under article 6.5 and may execute or effect a transfer of the share in favour of the person to whom the share is sold or disposed.

6.12 Registration of transferee

On the execution of the transfer, the transferee must be registered as the holder of the share and is not bound to see to the application of any money paid as consideration.

6.13 Irregularity or invalidity

The title of the transferee to the share is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the share.

7 TRANSFER OF SHARES

7.1 Forms of instrument of transfer

Subject to this Constitution, a share in the Company is transferable by an instrument in writing in any usual or common form or in any other form that the Directors approve.

7.2 Execution and delivery of transfer

The instrument of transfer must be:

(a) a proper instrument of transfer within the meaning of the Corporations Act;
(b) executed by or on behalf of both the transferor and the transferee; and
(c) left for registration at the share registry of the Company, accompanied by any information that the Directors properly require to show the right of the transferor to make the transfer,

and in that event the Company must, subject to the powers vested in the Directors by this Constitution, register the transferee as the holder of the share.

7.3 Effect of registration

A transferor of a share remains the holder of the share transferred until the transfer is registered and the name of the transferee is entered in the Register in respect of the share.

7.4 Company to register forms without charge

The Company must register all registrable transfer forms, split certificates, renunciations and transfers, issue certificates and transmission receipts, mark or note transfer forms and any other form as required by the Listing Rules without imposing a charge except where the issue of a certificate is to replace a lost or destroyed certificate.

7.5 Company to retain instrument of transfer

The Company must retain every instrument of transfer which is registered for such period as is required by any applicable law.

7.6 Restrictions on transfer

Except as otherwise provided for in the Listing Rules and Settlement Rules, the Directors may in their absolute discretion ask ASTC to apply a holding lock to prevent proper ASTC transfer, or refuse to register a paper-based transfer, of a Share where:

(a) the Company has a lien on the Shares the subject of the transfer;
(b) the Company is served with a court order that restricts a Member's capacity to transfer the Shares;
(c) registration of the transfer may break an Australian law and the ASTC has agreed in writing to the application of a holding lock (which must not breach the Settlement Rules) or that the Company may refuse to register a transfer;
(d) if the transfer is paper-based, either a law related to stamp duty prohibits the Company from registering it, or the Company is otherwise allowed to refuse to register it under the Listing Rules;
(e) the transfer does not comply with the terms of any employee incentive scheme of the Company;
(f) if the transfer is paper-based, registration of the transfer will create a new holding which at the time of the transfer is lodged, is less than a marketable parcel as defined in the Listing Rules;
(g) the relevant Member has agreed in writing to the application of a holding lock (which must not breach the Settlement Rules) or that the Company may refuse to register a transfer; or
(h) if otherwise permitted under the Listing Rules.

7.7 Notice of refusal to register

(a) If the Company refuses to register a paper-based transfer under article 7.6, it must tell the lodging party in writing of the refusal and the reason for it, within 5 business days after the date on which the transfer was lodged.
(b) If the Company asks ASTC to apply a holding lock under article 7.6, it must tell the holder of the Shares in writing of the holding lock and reason for it, within 5 business days after the date in which it asked for the holding lock.

7.8 Transfer not complete until name entered in the Register

Subject to the Settlement Rules, the transferor of a Share remains the holder of the Share until the name of the transferee is entered in the Register in respect of that Share.

7.9 Directors' powers to decline to register

The Directors may decline to register any transfer of shares:

(a) only if that refusal would not contravene the Listing Rules; and
(b) must not register a transfer if the Corporations Act or Settlement Rules forbid registration.

8 PROPORTIONAL TAKEOVER BIDS

8.1 Definitions

In this article 8:

Approving Resolution has the same meaning as in the section 648D of the Corporations Act;

Approving Resolution Deadline has the same meaning as in section 648D of the Corporations Act;

Associate has the meaning specified in section 9 of the Corporations Act for the purposes of Chapter 6 of the Corporations Act;

Proportional Takeover Bid has the meaning specified in section 9 of the Corporations Act.

8.2 Prohibition on registration of transfer unless takeover scheme approved

Where an offer has been made under a Proportional Takeover Bid in respect of Shares included in a class of Shares on the Company, registration of a transfer to effect a contract resulting from the acceptance of an offer made under the Proportional Takeover Bid is prohibited unless and until a resolution to approve the Proportional Takeover Bid is passed in accordance with the Constitution.

8.3 Approving Resolution

An Approving Resolution is to be voted on at a meeting, convened and conducted by the Company, of the persons entitled to vote on that resolution under the Corporations Act.

8.4 Entitlement to vote on Approving Resolution

A person (other than the bidder or an associate of the bidder) who, as at the end of the day on which the first offer under the Proportional Takeover Bid was made, held shares included in that class is entitled to vote on an Approving Resolution and, for the purposes of so voting, is entitled to 1 vote for each of those Shares.

8.5 Bidder and Associates not entitled to vote

The bidder or an associate of the bidder is not entitled to vote on an Approving Resolution.

8.6 Approving Resolution passed

An Approving Resolution is taken to have been passed if the proportion which the number of votes in favour of the resolution bears to the total number of votes on the resolution is greater than 50%, and otherwise is taken to have been rejected.

8.7 General meeting provisions to apply

The provisions of this Constitution which apply to a general meeting of the Company apply, with any modifications as the circumstances require, to a meeting convened under this article and apply as if that meeting were a general meeting of the Company.

8.8 Meeting to be held before Approving Resolution deadline

Where takeover offers have been made under a Proportional Takeover Bid, then the Directors of the Company must ensure that a resolution to approve the Proportional Takeover Bid is voted on in accordance with this article before the Approving Resolution deadline in relation to the Proportional Takeover Bid.

8.9 Notice as to whether Approving Resolution is passed

Where a resolution to approve a Proportional Takeover Bid is voted on in accordance with this article, before the Approving Resolution deadline in relation to the Proportional Takeover Bid, the Company must, on or before the Approving Resolution deadline:

(a) give to the bidder; and
(b) serve on the Home Branch;

a written notice stating that a resolution to approve the Proportional Takeover Bid has been voted on and that the resolution has been passed, or has been rejected, as the case may be.

8.10 Approving Resolution deemed to have been passed

Where, as at the end of the day before the Approving Resolution deadline in relation to a proportional takeover bid under which offers have been made, no resolution to approve the Proportional Takeover Bid has been voted on in accordance with this article, then a resolution to approve the Proportional Takeover Bid is, for the purposes of this article, deemed to have been passed in accordance with this article.

9 TRANSMISSION OF SHARES

9.1 Transmission of shares on death

If a Member, who does not hold shares jointly, dies, the Company will recognise only the personal representative of the Member as being entitled to the Member's interest in the shares.

9.2 Information given by personal representative

If the personal representative gives the Directors the information they reasonably require to establish the representative's entitlement to be registered as a holder of the shares:

(a) the personal representative may:
  i. by giving a written and signed notice to the Company, elect to be registered as the holder of the shares; or
  ii. by giving a completed transfer form to the Company, transfer the shares to another person; and
(b) the personal representative is entitled, whether or not registered as the holder of the shares, to the same rights as the Member.

On receiving an election under paragraph (a)i, the Company must register the personal representative as the holder of the shares.

A transfer under paragraph (a)ii is subject to the articles that apply to transfers generally.

9.3 Death of joint owner

If a Member, who holds shares jointly, dies, the Company will recognise only the survivor as being entitled to the Member's interest in the shares. The estate of the Member is not released from any liability in respect of the shares.

9.4 Transmission of shares on bankruptcy

If a person entitled to shares because of the bankruptcy of a Member gives the Directors the information they reasonably require to establish the person's entitlement to be registered as the holder of the shares, the person may:

(a) by giving a written and signed notice to the Company, elect to be registered as the holder of the shares; or
(b) by giving a completed transfer form to the Company, transfer the shares to another person.

On receiving an election under paragraph (a), the Company must register the person as the holder of the shares.

A transfer under paragraph (b) is subject to the articles that apply to transfers generally.

This article has effect subject to the Bankruptcy Act 1966 (Cwlth).

9.5 Transmission of shares on mental incapacity

If a person entitled to shares because of the mental incapacity of a Member gives the Directors the information they reasonably require to establish the person's entitlement to be registered as the holder of the shares:

(a) the person may:
i. by giving a written and signed notice to the Company, elect to be registered as the holder of the shares; or
ii. by giving a completed transfer form to the Company, transfer the shares to another person; and
(b) the person is entitled, whether or not registered as the holder of the shares, to the same rights as the Member.

On receiving an election under paragraph (a)i, the Company must register the person as the holder of the shares.

A transfer under paragraph (a)ii is subject to the articles that apply to transfers generally.

10 ALTERATION OF CAPITAL

10.1 Company's power to alter capital

The Company may, by resolution passed at a general meeting:

(a) consolidate all or any of its Shares into Shares of a larger amount;
(b) subdivide its Shares or any of them into Shares of a smaller amount, but so that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each subdivided Share is the same as it was for the Share from which the subdivided Share is derived; or
(c) cancel Shares which have been forfeited, subject to the requirements of the Listing Rules.

10.2 Dealing with fractions

Subject to the Corporations Act, the Directors may do anything required to give effect to any resolution which alters the Company's share capital. Where a member becomes entitled to a fraction of a Share on a consolidation, this power includes:

(a) making cash payments;
(b) determining that fractions may be disregarded to adjust the rights of all parties;
(c) appointing a trustee to deal with any fractions on behalf of Members; and
(d) rounding up each fractional entitlement to the nearest whole Share by capitalising any amount available for capitalisation even though only some of the Members may participate in the capitalisation.

10.3 Reduction of capital

Subject to the Corporations Act and the Listing Rules, the Company may reduce its capital in any manner, including by way of distributing specific assets, including securities of the Company or of any other corporation, trust or entity.

10.4 Power to buy back Shares

The Company may, in accordance with the Corporations Act and the Listing Rules, buy back its own Shares on any terms and conditions determined by the Directors. The consideration paid for a buy back of Shares may include specific assets, including securities of the Company or of any other corporation, trust or entity.

11 RESTRICTED SECURITIES

The Company must comply with all the requirements of the Listing Rules relating to Restricted Securities. Despite any other provisions of this Constitution:

(a) Restricted Securities cannot be disposed of (as the term "disposed" is defined in the Listing Rules) during the escrow period for those Restricted Securities, except as permitted by the Listing Rules or the ASX;

(b) the Company must refuse to acknowledge a disposal (including registering a transfer) of Restricted Securities during the escrow period for any Restricted Securities except as permitted by the Listing Rules or the ASX; and

(c) during a breach of the Listing Rules relating to Restricted Securities, or a breach of a restriction agreement, the holder of the Restricted Securities is not entitled to any dividend or distribution, or voting rights, in respect of the Restricted Securities.

12 UNMARKETABLE PARCELS

12.1 Definitions

In this article:

Effective Date means the date immediately following the expiry of the period referred to in the notice given by the Company to Unmarketable Parcel Holders in accordance with this article;

Marketable Parcel means a number of Shares equal to a marketable parcel as defined in the Listing Rules, calculated on the day before the Company gives notice under article 12.2;

Unmarketable parcel means a number of Shares which is less that a Marketable Parcel;

Unmarketable Parcel Holder means a Member holding an Unmarketable Parcel.

12.2 Notice to Unmarketable Parcel Holder

The Company may give written notice to an Unmarketable Parcel Holder advising of the Company's intention to sell its Unmarketable Parcel under this article, unless the Unmarketable Parcel Holder, within 6 weeks from the date the notice is sent by the Company, gives written notice to the Company that it wishes to retain its Shares in which case the provisions of this article will not apply to the Shares held by that Unmarketable Parcel Holder.

12.3 Revocation or withdrawal of notice

If an Unmarketable Parcel Holder has given written notice to the Company that it wishes its Shares to be exempted from this article, it may at any time before the Effective Date revoke or withdraw that notice and the provisions of this article will then apply to the Shares held by that Unmarketable Parcel Holder.

12.4 Sale of Unmarketable Parcels

Subject to article 12.2, on and from the Effective Date, the Company may sell or otherwise dispose of the Shares held by each Unmarketable Parcel Holder on any terms and in that manner and at those times which the Directors determine. For the purpose of selling or disposing of those Shares, each Unmarketable Parcel Holder irrevocably:

(a) appoints the Company as its agent to sell all the Shares it holds;
(b) appoints the Company and each Director and Secretary from time-to-time jointly and severally as its attorney in its name and on its behalf to effect a transfer document for its Shares and to otherwise act to effect a transfer of its Shares; and
(c) appoints the Company as its agent to deal with the proceeds of sale of those Shares in accordance with this article.

12.5 Company to pay all costs

The Company will pay all costs and expenses of the sale and disposal of Unmarketable Parcels under this article.

12.6 Title of purchaser of Unmarketable Parcel

Once the name of the Purchaser of the Share sold or disposed of in accordance with this article is entered in the Register for those Shares, the title of the purchaser to those Shares is not affected by any irregularity or invalidity on connection with the sale or disposal of those Shares and the validity of the sale may not be impeached by any person.

12.7 Remedy of Unmarketable Parcel Holder

The remedy of any Unmarketable Parcel Holder who is aggrieved by the sale or disposal of its Shares under this article is limited to a right of action in damages against the Company to the exclusion of any other right, remedy or relief against any other person.

12.8 Evidence of sale in accordance with this article

A written statement declaring that the person making the statement is a Director or Secretary of the Company and that the Shares of an Unmarketable Parcel Holder have been dealt with in accordance with this article, is conclusive evidence of the facts stated in the statement as against all persons claiming to be entitled to those Shares.

12.9 Receipt of proceeds of sale

The Company's receipt of the sale proceeds of the Shares of the Unmarketable Parcel Holder is a good discharge to the purchaser of all liability in respect of the purchase of those Shares and the purchaser will not be bound to see to the application of the money paid as consideration.

12.10 Company to deal with proceeds of sale

The Company will receive the proceeds of the Shares of each Unmarketable Parcel Holder and will deal with those proceeds as follows. It must:

(a) pay the proceeds into a separate bank account which it opens and maintains for that purpose;
(b) hold the proceeds in trust for the Unmarketable Parcel Holder;
(c) immediately it receives the proceeds, notify the Unmarketable Parcel Holder in writing of the receipt and that the proceeds are being held by the Company pending receipt of the share certificate (if any) for those Shares sold or disposed of or, if those certificates have been lost or destroyed, a statement and undertaking in accordance with the Corporations Act, and seeking instructions from the Unmarketable Parcel Holder as to how the proceeds are to be dealt with;
(d) deal with the sale proceeds as instructed by the Unmarketable Parcel Holder on whose behalf they are held if the Member provides the Company with the certificate (if any) for those Shares or, if that certificate has been lost or destroyed, a statement and undertaking in accordance with the Act; and
(e) if the whereabouts of the Unmarketable Parcel Holder are unknown or no instructions are

received from the Unmarketable Parcel Holder within 2 years of the proceeds being received by the Company, deal with those proceeds according to the applicable laws dealing with unclaimed moneys.

12.11 Overriding effect of this article

Subject to articles 27.6 and 12.12, the provisions in this article 12 have effect despite any other provision of the Constitution.

12.12 Article ceases to have effect following announcement of takeover bid

This article 12 ceases to have effect following the announcement of a takeover bid but, despite article 12.13, the procedures set out in this article may be started again after the close of the offers made under the takeover bid.

12.13 Article may be invoked only once in any 12 month period

The provisions of this article may be invoked only once in any 12 month period.

13 GENERAL MEETINGS

13.1 Convening a general meeting

The Directors or a Director may convene and arrange to hold a general meeting of the Company whenever they think fit and must do so if required to do so under the Corporations Act.

13.2 Notice of general meeting

Notice of a general meeting must be given in accordance with the Corporations Act and the Listing Rules.

13.3 Calculation of period of notice

In computing the period of notice under article 13.2, both the day on which the notice is given or taken to be given and the day of the meeting convened by it are to be disregarded.

13.4 Cancellation or postponement of a meeting

Where a general meeting is convened by the Directors they may by notice, whenever they think fit, cancel the meeting or postpone the holding of the meeting to a date and time determined by them or change the place for the meeting.

This article 13.4 does not apply to a meeting convened in accordance with the Corporations Act by a single Director, by Members, by the Directors on the request of Members or to a meeting convened by a court.

13.5 Notice of cancellation or postponement of a meeting

Notice of cancellation or postponement or change of place of a general meeting must state the reason for cancellation or postponement and be given:

(a) to each Member individually; and
(b) to each other person entitled to be given notice of a general meeting.

13.6 Contents of notice of postponement of meeting

A notice of postponement of a general meeting must specify:

(a) the postponed date and time for the holding of the meeting;
(b) a place for the holding of the meeting which may be either the same as or different from the place specified in the notice convening the meeting; and

(c) if the meeting is to be held in two or more places, the technology that will be used to facilitate the holding of the meeting in that manner.

13.7 Number of clear days for postponement of meeting

The number of clear days from the giving of a notice postponing the holding of a general meeting to the date specified in that notice for the holding of the postponed meeting must not be less than the number of clear days' notice of the general meeting required to be given by this Constitution or the Corporations Act.

13.8 Business at postponed meeting

The only business that may be transacted at a general meeting the holding of which is postponed, is the business specified in the original notice convening the meeting.

13.9 Proxy, attorney or Representative at postponed meeting

Where by the terms of an instrument appointing a proxy or attorney or an appointment of a Representative:

(a) the appointed person is authorised to attend and vote at a general meeting or general meetings to be held on or before a specified date; and

(b) the date for holding the meeting is postponed to a date later than the date specified in the instrument of proxy, power of attorney or appointment of Representative,

then, by force of this article, that later date is substituted for and applies to the exclusion of the date specified in the instrument of proxy, power of attorney or appointment of Representative unless the Member appointing the proxy, attorney or Representative gives to the Company at its Registered Office notice in writing to the contrary not less than 48 hours before the time to which the holding of the meeting has been postponed.

13.10 Non-receipt of notice

The non-receipt of notice of a general meeting or cancellation or postponement of a general meeting by, or the accidental omission to give notice of a general meeting or cancellation or postponement of a general meeting to, a person entitled to receive notice does not invalidate any resolution passed at the general meeting or at a postponed meeting or the cancellation or postponement of a meeting.

13.11 Director entitled to notice of meeting

A Director is entitled to receive notice of and to attend all general meetings and all separate meetings of the holders of any class of shares in the capital of the Company and is entitled to speak at those meetings.

13.12 Appointment of proxy

Subject to the Corporations Act, a Member who is entitled to participate in and vote at a meeting of Members may appoint a person as a proxy to participate in and vote at the meeting for the Member.

If a Member is entitled to cast two or more votes at the meeting, the Member may appoint two proxies who may each exercise half of the Member's votes at the meeting, unless the instrument appointing the proxies specifies the proportion or number of the Member's votes that each proxy may exercise.

14 PROCEEDINGS AT GENERAL MEETINGS

14.1 Reference to a Member

Unless the contrary intention appears, a reference to a Member in this article 14 means a person who is a Member, or a:

(a) proxy;

(b) attorney; or
(c) Representative,

of that Member.

14.2 Number for a quorum

Subject to article 14.5, the quorum for a general meeting is:

(a) where the Company has only 1 Member, that Member; or
(b) otherwise, 2 Members,
present in person or by proxy, attorney or Representative. In determining whether a quorum is present, each individual attending as a proxy, attorney or Representative is to be counted, except that:
(i) where a Member has appointed more than one proxy, attorney or Representative, only one is to be counted; and
(ii) where an individual is attending both as a Member and as a proxy, attorney or Representative, that individual is to be counted only once.

14.3 Requirement for a quorum

An item of business may not be transacted at a general meeting unless a quorum is present when the meeting proceeds to consider it. If a quorum is present at the time the first item of business is transacted, it is taken to be present when the meeting proceeds to consider each subsequent item of business unless the chairman of the meeting (on the chairman's own motion or at the request of a Member, proxy, attorney or Representative who is present) declares otherwise.

14.4 If quorum not present

If within 15 minutes after the time appointed for a meeting a quorum is not present, the meeting:

(a) if convened by a Director, or at the request of Members, is dissolved; and
(b) in any other, case stands adjourned to the same day in the next week and the same time and place, or to such other day, time and place as the Directors appoint by notice to the Members and others entitled to notice of the meeting.

14.5 Adjourned meeting

At a meeting adjourned under article 14.4(b), 2 persons each being a Member, proxy, attorney or Representative present at the meeting are a quorum and, if a quorum is not present within 15 minutes after the time appointed for the adjourned meeting, the meeting is dissolved.

14.6 Appointment and powers of chairman of general meeting

If the Directors have elected one of their number as chairman of their meetings, that person is entitled to preside as chairman at a general meeting.

14.7 Absence of chairman at general meeting

If a general meeting is held and:

(a) a chairman has not been elected by the Directors; or
(b) the elected chairman is not present within 15 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the following may preside as chairman of the meeting (in order of precedence):
(a) the deputy chairman (if any);
(b) a Director chosen by a majority of the Directors present;
(c) the only Director present;
(d) a Member chosen by a majority of the Members present in person or by proxy, attorney or Representative.

14.8 Conduct of general meetings

The chairman of a general meeting:

(a) has charge of the general conduct of the meeting and of the procedures to be adopted at the meeting;
(b) may require the adoption of any procedure which is in the chairman's opinion necessary or desirable for proper and orderly debate or discussion and the proper and orderly casting or recording of votes at the general meeting; and
(c) may, having regard where necessary to the Corporations Act, terminate discussion or debate on any matter whenever the chairman considers it necessary or desirable for the proper conduct of the meeting,

and a decision by the chairman under this article is final.

14.9 Adjournment of general meeting

The chairman of a general meeting may at any time during the meeting adjourn the meeting or any business, motion, question, resolution, debate or discussion being considered or remaining to be considered by the meeting either to a later time at the same meeting or to an adjourned meeting at any time and any place, but:

(a) in exercising the discretion to do so, the chairman may, but need not, seek the approval of the Members present in person or by proxy, attorney or Representative; and
(b) only unfinished business is to be transacted at a meeting resumed after an adjournment.

Unless required by the chairman, a vote may not be taken or demanded by the Members present in person or by proxy, attorney or Representative in respect of any adjournment.

14.10 Notice of adjourned meeting

It is not necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting unless a meeting is adjourned for one month or more. In that case, notice of the adjourned meeting must be given as in the case of an original meeting.

14.11 Questions decided by majority

Subject to the requirements of the Corporations Act, a resolution is taken to be carried if a simple majority of the votes cast on the resolution are in favour of it.

14.12 Casting vote for chairman

If there is an equality of votes, either on a show of hands or on a poll, the chairman of the meeting is entitled to a casting vote in addition to any votes to which the chairman is entitled as a Member or proxy or attorney or Representative.

14.13 Voting on show of hands

At any general meeting a resolution put to the vote of the meeting must be decided on a show of hands unless a poll is effectively demanded and the demand is not withdrawn. A declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, is conclusive evidence of the fact. Neither the chairman nor the minutes need state, and it is not necessary to prove, the number or proportion of the votes recorded in favour of or against the resolution.

14.14 Poll

If a poll is effectively demanded in accordance with the Corporations Act:

(a) it must be taken in the manner and at the date and time directed by the chairman and the result of the poll is a resolution of the meeting at which the poll was demanded;
(b) on the election of a chairman or on a question of adjournment, it must be taken immediately;

(c) the demand may be withdrawn; and
(d) the demand does not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

14.15 Entitlement to vote

Subject to any rights or restrictions for the time being attached to any class or classes of shares and to this Constitution:

(a) on a show of hands, each Member present in person and each other person present as a proxy, attorney or Representative of a Member has one vote; and
(b) on a poll, each Member present in person has one vote for each share held by the Member and each person present as proxy, attorney or Representative of a Member has one vote for each share held by such Member that the person represents.

14.16 Joint shareholders' vote

If a share is held jointly and more than one Member votes in respect of that share, only the vote of the Member whose name appears first in the Register counts.

14.17 Effect of unpaid call

A Member is not entitled at a general meeting to cast a vote attached to a share on which a call is due and payable and has not been paid.

14.18 Validity of vote in certain circumstances

Unless the Company has received written notice of the matter before the start or resumption of the meeting at which a person votes as a proxy, attorney or Representative, a vote cast by that person is valid even if, before the person votes:

(a) the appointing Member dies;
(b) the Member is mentally incapacitated;
(c) the Member revokes the appointment or authority;
(d) the Member revokes the authority under which the appointment was made by a third party; or
(e) the Member transfers the share in respect of which the appointment or authority was given.

14.19 Objection to voting qualification

An objection to the right of a person to attend or vote at the meeting or adjourned meeting:

(a) may not be raised except at that meeting or adjourned meeting; and
(b) must be referred to the chairman of the meeting, whose decision is final.

A vote not disallowed under the objection is valid for all purposes.

15 THE DIRECTORS

15.1 Number of Directors

Unless otherwise determined by the Company in general meeting, the number of Directors is to be not less than 3.

15.2 Change of number of Directors

The Company in general meeting may by resolution increase or reduce the number of Directors, subject to the requirements of the Corporations Act.

15.3 Casual vacancy or additional Director

The Company in general meeting or the Directors may appoint a person to be a Director, either to fill a casual vacancy or as an additional Director. Any person appointed by Directors under this clause may

hold office until the next general meeting whereby the person must retire from office but may seek election as a Director at that meeting.

15.4 Eligibility for election as a Director

Except where a Director retires from the Board under this Constitution or a person is recommended for appointment by the Board, a person is only eligible for appointment as a Director of the Company where the Company receives at its office at least 60 business days before the relevant general meeting both:

(a) a nomination of the person by a Member; and
(b) a consent to that nomination signed by the person nominated for election as a Director.

15.5 Directors' tenure of office

(a) Subject to the Corporations Act, the Listing Rules and this Constitution and article 15.5(b) a Director must retire from office and seek re-election by no later than the third annual general meeting following his or her appointment or election or 3 years, whichever is longer.
(b) This article does not apply to the Managing Director. If there is more than 1 Managing Director, only the first appointed does not have to comply with the requirements to relinquish office.

15.6 Remuneration of Directors

The Directors are to be remunerated for their services as Directors as determined by the Company by resolution. The remuneration is to be taken to accrue from day to day. The remuneration must comply with the Listing Rules.

15.7 Additional or special duties

If a Director at the request of the Directors performs additional or special duties for the Company, the Company may remunerate that Director as determined by the Directors and that remuneration may be either in addition to or in substitution for that Director's remuneration under article 15.6.

15.8 Expenses

A Director is entitled to be reimbursed out of the funds of the Company such reasonable traveling, accommodation and other expenses as the Director may incur when traveling to or from meetings of the Directors or a Committee or when otherwise engaged on the business of the Company.

15.9 Director's interests

Subject to complying with the Corporations Act regarding disclosure of and voting on matters involving material personal interests, a Director may:

(a) hold any office or place of profit in the Company, except that of auditor;
(b) hold any office or place of profit in any other company, body corporate, trust or entity promoted by the Company or in which it has an interest of any kind;
(c) enter into any contract or arrangement with the Company;
(d) participate in any association, institution, fund, trust or scheme for past or present employees of the Company or Directors or persons dependent on or connected with them;
(e) act in a professional capacity (or be a member of a firm which acts in a professional capacity) for the Company, except as auditor;
(f) participate in, vote on and be counted in a quorum for any meeting, resolution or decision of the Directors and may be present at any meeting where any matter is being considered by the Directors;
(g) sign or participate in the execution of a document by or on behalf of the Company; and
(h) do any of the above despite the fiduciary relationship of the Director's office:

    i. without any liability to account to the Company for any direct or indirect benefit accruing to the Director; and
    ii. without affecting the validity of any contract or arrangement.

A reference to the Company in this article 15.9 is also a reference to each Related Body Corporate of

the Company.

15.10 Vacation of office of Director

In addition to the circumstances in which the office of a Director becomes vacant under the Corporations Act, the office of a Director becomes vacant if the Director:

(a) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;
(b) resigns from the office by notice in writing to the Company; or
(c) is not present personally or by proxy or Alternate Director at meetings of the Directors for a continuous period of 6 months without leave of absence from the Directors.

16 POWERS AND DUTIES OF DIRECTORS

16.1 Directors to manage Company

The business of the Company is to be managed by the Directors, who may exercise all such powers of the Company as are not, by the Corporations Act nor by this Constitution, required to be exercised by the Company in general meeting.

16.2 Specific powers of Directors

Without limiting the generality of article 16.1, the Directors may exercise all the powers of the Company to borrow or raise money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.

16.3 Appointment of attorney

The Directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the Company for the purposes and with the powers, authorities and discretions vested in or exercisable by the Directors for such period and subject to such conditions as they think fit.

16.4 Provisions in power of attorney

A power of attorney granted under article 16.3 may contain such provisions for the protection and convenience of persons dealing with the attorney as the Directors think fit and may also authorise the attorney to delegate (including by way of appointment of a substitute attorney) all or any of the powers, authorities and discretions vested in the attorney.

16.5 Signing of cheques

The Directors may determine the manner in which and persons by whom cheques, promissory notes, bankers' drafts, bills of exchange and other negotiable instruments, and receipts for money paid to the Company, may be signed, drawn, accepted, endorsed or otherwise executed.

16.6 Committees

The Directors may delegate any of their powers, other than powers required by law to be dealt with by Directors as a board, to a Committee or Committees consisting of one or more of their number as they think fit.

16.7 Powers delegated to Committees

A Committee to which any powers have been delegated under article 16.6 must exercise those powers in accordance with any directions of the Directors.

16.8 Appointment of Managing and Executive Directors

The Directors may appoint one or more of themselves to the office of Managing Director or as an

Executive Director or to any other office (except auditor) or any position of employment with the Company for the period and on the terms they think fit.

16.9 Termination of appointment of Managing or Executive Director

Whether or not the appointment of a Managing Director or Executive Director was expressed to be for a specified term, the appointment of a Managing Director or Executive Director terminates if:

(a) the Managing Director or Executive Director ceases for any reason to be a Director;
(b) the Directors remove the Managing Director or Executive Director from the office of Managing Director or Executive Director (which, subject to any contract between the Company and the Managing Director or Executive Director, the Directors have power to do); or
(c) the Managing Director or the Executive Director ceases to be employed by the Company.

16.10 Remuneration of Managing and Executive Directors

The remuneration of a Managing Director or an Executive Director may be fixed by the Directors and may be by way of salary or commission or participation in profits or by all or any of those modes, but may not be by a commission on or percentage of operating revenue. The remuneration must comply with the Listing Rules.

16.11 Powers of Managing and Executive Directors

The Directors may:

(a) confer on a Managing Director or an Executive Director such of the powers exercisable by them, on such terms and conditions and with such restrictions, as they think fit; and
(b) withdraw or vary any of the powers conferred on a Managing Director or an Executive Director.

16.12 Powers of delegation

The powers of delegation expressly or impliedly conferred by this Constitution on the Directors are conferred in substitution for, and to the exclusion of, the power conferred by section 198D of the Corporations Act.

17 PROCEEDINGS OF DIRECTORS

17.1 Directors' meetings

The Directors may meet together for the dispatch of business and adjourn and otherwise regulate their meetings as they think fit.

17.2 Director may convene a meeting

A Director may at any time, and the Secretary must on the written request of a Director, convene a meeting of the Directors.

17.3 Questions decided by majority

A question arising at a meeting of Directors is to be decided by a majority of votes of Directors present and entitled to vote and that decision is for all purposes a decision of the Directors.

17.4 Alternate Director or proxy and voting

A person who is present at a meeting of Directors as an Alternate Director or as a proxy for another Director has one vote for each absent Director who would be entitled to vote if present at the meeting and for whom that person is an Alternate Director or proxy and, if that person is also a Director, has one vote as a Director in that capacity.

17.5 Chairman of Directors

The Directors may elect one of their number as chairman of their meetings and may also determine the period for which the person elected as chairman is to hold office.

17.6 Absence of chairman at Directors' meeting

If a Directors' meeting is held and:

(a) a chairman has not been elected under article 17.5; or
(b) the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the Directors present must elect one of their number to be a chairman of the meeting.

17.7 Chairman's casting vote at Director's meeting

In the event of an equality of votes cast for and against a question the chairman of the meeting has a second or casting vote, unless only two Directors are present and entitled to vote at the meeting on the question.

17.8 Appointment of Alternate Director

Subject to the Corporations Act, a Director may appoint a person to be an Alternate Director in the Director's place during such period as the Director thinks fit.

17.9 Alternate Director and meetings

An Alternate Director is entitled to notice of all meetings of the Directors and, if the appointor does not participate in a meeting, the Alternate Director is entitled to participate and vote in the appointor's place.

17.10 Alternate Director's powers

An Alternate Director may exercise all the powers of the appointor except the power to appoint an Alternate Director and, subject to the Corporations Act, may perform all the duties of the appointor except to the extent that the appointor has exercised or performed them.

17.11 Alternate Director responsible for own acts and defaults

Whilst acting as a Director, an Alternate Director:

(a) is an officer of the Company and not the agent of the appointor; and
(b) is responsible to the exclusion of the appointor for the Alternate Director's own acts and defaults.

17.12 Alternate Director and remuneration

An Alternate Director is not entitled to receive from the Company any remuneration or benefit under article 15.6.

17.13 Termination of appointment of Alternate Director

The appointment of an Alternate Director may be terminated at any time by the appointor even if the period, if any, of the appointment of the Alternate Director has not expired, and terminates in any event if the appointor ceases to be a Director.

17.14 Appointment or termination in writing

An appointment, or the termination of an appointment, of an Alternate Director must be effected by a notice in writing signed by the Director who makes or made the appointment and delivered to the Company.

17.15 Alternate Director and number of Directors

An Alternate Director is not to be taken into account separately from the appointor in determining the number of Directors.

17.16 Director attending and voting by proxy

A Director may participate in and vote by proxy at a meeting of the Directors if the proxy:

(a) is another Director; and
(b) has been appointed in writing signed by the appointor.

The appointment may be general or for one or more particular meetings. A Director present as a proxy for another Director who would be entitled to vote if present at the meeting has one vote for the appointor and one vote in his or her own capacity as a Director.

17.17 Quorum for Directors' meeting

At a meeting of Directors, the number of Directors whose presence in person or by proxy is necessary to constitute a quorum is as determined by the Directors and, unless so determined, is 2.

17.18 Remaining Directors may act

The continuing Directors may act despite a vacancy in their number. If their number is reduced below the minimum fixed by article 15.1, the continuing Directors may, except in an emergency, act only for the purpose of filling vacancies to the extent necessary to bring their number up to that minimum or to convene a general meeting.

17.19 Chairman of Committee

The members of a Committee may elect one of their number as chairman of their meetings. If a meeting of a Committee is held and:

(a) a chairman has not been elected; or
(b) the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the members involved may elect one of their number to be chairman of the meeting.

17.20 Meetings of Committee

A Committee may meet and adjourn as it thinks proper.

17.21 Determination of questions

Questions arising at a meeting of a Committee are to be determined by a majority of votes of the members of the Committee present and voting.

In the event of an equality of votes the chairman of the meeting has a casting vote, unless only two members of the Committee are present and entitled to vote at the meeting on the question.

17.22 Circulating resolutions

The Directors may pass a resolution without a Directors' meeting being held if all of the Directors entitled to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document. Separate copies of a document may be used for signing by Directors if the wording of the resolution and statement is identical in each copy. The resolution is passed when the last Director signs.

17.23 Validity of acts of Directors

All acts done at a meeting of the Directors or of a Committee, or by a person acting as a Director are, even if it is afterwards discovered that:

(a) there was a defect in the appointment or continuance in office of a person as a Director or of the person so acting; or
(b) a person acting as a Director was disqualified or was not entitled to vote,

as valid as if the relevant person had been duly appointed or had duly continued in office and was qualified and entitled to vote.

18 SECRETARY

18.1 Appointment of Secretary

The Company must appoint one or more Secretaries who are to be appointed by the Directors.

18.2 Suspension and removal of Secretary

The Directors may suspend or remove a Secretary from that office.

18.3 Powers, duties and authorities of Secretary

A Secretary holds office on the terms and conditions (including as to remuneration) and with the powers, duties and authorities, as determined by the Directors. The exercise of those powers and authorities and the performance of those duties by a Secretary is subject at all times to the control of the Directors.

19 MINUTES AND REGISTERS TO BE KEPT

19.1 Minutes

The Directors must cause to be entered in minute books of the Company within 1 month of the relevant meeting, minutes containing details of:

(a) the names of the Directors present at each Directors' meeting and meeting of any committee of Directors;
(b) all declarations made or notices given by any Directors (either generally or specifically) of its interest in any contract or proposed contract or of its holding of any office or property whereby any conflict of duty or interest may arise; and
(c) all resolutions and proceeding of general meetings of the Company, Directors' meetings and meetings of any committee of the Directors.

19.2 Minutes to be signed by chairperson

Any minutes of any general meetings of the Company, Directors' meeting or meetings of any committee of the Directors must be signed by the chairperson of the meeting or by the chairperson of the next succeeding meeting and once signed will constitute prima facie evidence of the matters stated in the minutes.

19.3 Registers

The Directors must cause the Company to keep:

(a) a register of Members and other registers required under the Corporations Act; and
(b) any other registers or sub-registers required by the Listing Rules or Settlement Rules.

20 FINANCIAL STATEMENTS

20.1 Financial records

The Directors must cause financial and other records to be kept as required by the Corporations Act, the Listing Rules and this Constitution.

20.2 Financial Statements to be audited

The financial statements of the Company for the financial year must be audited by the auditor in accordance with the Corporations Act.

20.3 Auditor

The auditor of the Company is to be appointed and removed from time-to-time in accordance with the Corporations Act.

21 INSPECTION OF RECORDS

21.1 Inspection by Members

Subject to the Corporations Act, the Directors may determine whether and to what extent, and at what time and places and under what conditions, the accounting records and other documents of the Company or any of them will be open to the inspection of Members (other than Directors).

21.2 Right of a Member to inspect

A Member (other than a Director) does not have the right to inspect any document of the Company except as provided by law or authorised by the Directors or by the Company in general meeting.

22 DIVIDENDS AND RESERVES

22.1 Payment of dividend

Subject to the Corporations Act, this Constitution and the rights of persons (if any) entitled to shares with special rights to dividend, the Directors may determine that a dividend is payable, fix the amount and the time for payment and authorise the payment or crediting by the Company to, or at the direction of, each Member entitled to that dividend.

22.2 No interest on dividends

Interest is not payable by the Company on a dividend.

22.3 Reserves and profits carried forward

The Directors may:

(a) before paying any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve, to be applied, at the discretion of the Directors, for any purpose for which the profits of the Company may be properly applied; and
(b) carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve.

Pending application, any sum set aside as a reserve may, at the discretion of the Directors, be used in the business of the Company or be invested as the Directors think fit.

22.4 Calculation and apportionment of dividends

Subject to the rights of any persons entitled to shares with special rights as to dividend and to the terms of issue of any shares to the contrary, the profits of the Company are divisible among the Members so that, on each occasion on which a dividend is paid:

(a) the same sum is paid on each share on which all amounts payable have been paid; and
(b) the sum paid on a share on which all amounts payable have not been paid is the proportion of the sum referred to in paragraph (a) that the amount paid on the shares bears to the total of the amounts paid and payable on the share.

To determine the amount paid on a share, exclude any amount:
(a) paid or credited as paid in advance of a call; and

(b) credited as paid on a share to the extent that it exceeds the value (ascertained at the time of issue of the shares) of the consideration received for the issue of the share.

To determine the amount paid on a share, exclude any amount: All dividends are to be apportioned and paid proportionately to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but, if any share is issued on terms providing that it will rank for dividend as from a particular date, that share ranks for dividend accordingly.

22.5 Deductions from dividends

The Directors may deduct from any dividend payable to, or at the direction of, a Member all sums of money (if any) presently payable by that Member to the Company on account of calls or otherwise in relation to shares in the Company.

22.6 Distribution of specific assets

When resolving to pay a dividend, the Directors may:

(a) resolve that the dividend be satisfied either wholly or partly by the distribution of specific assets to some or all of the persons entitled to the dividend, including fully paid shares in or debentures of the Company or fully paid shares in or debentures of any other body corporate; and

(b) direct that the dividend payable in respect of any particular shares be satisfied wholly or partly by such a distribution and that the dividend payable in respect of other shares be paid in cash.

22.7 Resolution of distribution difficulties

If a difficulty arises in regard to a distribution under article 22.6, the Directors may:

(a) settle the matter as they consider expedient;

(b) fix the value for distribution of the specific assets or any part of those assets;

(c) determine that cash payments will be made to, or at the direction of, any Members on the basis of the value so fixed in order to adjust the rights of all parties; and

(d) vest any such specific assets in trustees as the Directors consider expedient.

If a distribution of specific assets to, or at the direction of, a particular Member or Members is illegal or, in the Directors' opinion, impracticable, the Directors may make a cash payment to the Member or Members on the basis of the cash amount of the dividend instead of the distribution of specific assets.

22.8 Payments in respect of shares

A dividend, interest or other money payable in cash in respect of shares may be paid using any payment method chosen by the Company, including:

(a) by cheque sent through the post directed to the address in the Register of the holder or, in the case of joint holders, to the address of the joint holder first named in the Register;

(b) by cheque sent through the post directed to such other address as the holder or joint holder in writing directs; or

(c) by some other method of direct credit determined by the Directors to the holder or holders shown on the Register or to such person or place directed by them.

22.9 Effectual receipt from one joint holder

Any one of two or more joint holders may give an effectual receipt for any dividend, interest or other money payable in respect of the shares held by them as joint holders.

22.10 Election to reinvest dividend

The Directors may grant to Members or any class of Members the right to elect to reinvest cash dividends paid by the Company by subscribing for shares in the Company on such terms and conditions as the Directors think fit.

22.11 Election to accept shares in lieu of dividend

The Directors may determine in respect of any dividend which it is proposed to pay on any shares of the Company that holders of the shares may elect:

(a) to forego the right to share in the proposed dividend or part of such proposed dividend; and
(b) to receive instead an issue of shares credited as fully paid on such terms as the Directors think fit.

22.12 Unclaimed dividends

Unclaimed dividends may be invested by the Directors as they think fit for the benefit of the Company until claimed or until required to be dealt with in accordance with any law relating to unclaimed moneys.

23 CAPITALISATION OF PROFITS

23.1 Capitalisation of reserves and profits

The Directors:

(a) may resolve to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to Members; and
(b) may, but need not, resolve to apply the sum in any of the ways mentioned in article 23.2, for the benefit of Members in the proportions to which those Members would have been entitled in a distribution of that sum by way of dividend.

23.2 Applying a sum for the benefit of Members

The ways in which a sum may be applied for the benefit of Members under article 23.1 are:
(a) in paying up any amounts unpaid on shares held by Members;
(b) in paying up in full unissued shares or debentures to be issued to Members as fully paid; or
(c) partly as mentioned in paragraph (a) and partly as mentioned in paragraph (b).

23.3 Implementing the resolution

The Directors may do all things necessary to give effect to a resolution under article 23.1.

24 SERVICE OF DOCUMENTS

24.1 Document includes notice

In article 24, a reference to a document includes a notice.

24.2 Methods of service

The Company may give a document to a Member:

(a) personally;
(b) by sending it by post to the address for the Member in the Register or an alternative address nominated by the Member; or
(c) by sending it to a fax number or electronic address nominated by the Member.

24.3 Post

A document sent by post:

(a) if sent to an address in Australia, may be sent by ordinary post; and
(b) if sent to an address outside Australia, must be sent by airmail,

and in either case is taken to have been received on the day after the date of its posting.

24.4 Fax or electronic transmission

If a document is sent by fax or electronic transmission, delivery of the document is taken:

(a) to be effected by properly addressing and transmitting the fax or electronic transmission; and
(b) to have been delivered on the day following its transmission.

24.5 Evidence of service

A certificate in writing signed by a Director or a Secretary stating that a document was sent to a Member by post or by fax or electronic transmission on a particular date is prima facie evidence that the document was so sent on that date.

24.6 Joint holders

A document may be given by the Company to the joint holders of a share by giving it to the joint holder first named in the Register in respect of the share.

24.7 Persons entitled to shares

A person who by operation of law, transfer or other means whatsoever becomes entitled to any share is absolutely bound by every document given in accordance with this article 24 to the person from whom that person derives title prior to registration of that person's title in the Register.

25 WINDING UP

25.1 Distribution of assets

If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company, divide among the Members in kind the whole or any part of the property of the Company and may for that purpose set such value as the liquidator considers fair on any property to be so divided and may determine how the division is to be carried out as between the Members or different classes of Members.

25.2 Powers of liquidator to vest property

The liquidator may, with the sanction of a special resolution of the Company, vest the whole or any part of any such property in trustees on such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Member is compelled to accept any shares or other securities in respect of which there is any liability.

25.3 Shares issued on special terms

Articles 25.1 and 25.2 do not prejudice or affect the rights of a Member holding shares issued on special terms and conditions.

26 INDEMNITY AND INSURANCE

26.1 Indemnity

To the maximum extent permitted by law, the Company may indemnify any current or former Director, Secretary or executive officer of the Company or of a Subsidiary of the Company out of the property of the Company against:

(a) every liability incurred by the person in that capacity (except a liability for legal costs); and
(b) all legal costs incurred in defending or resisting (or otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity,

except to the extent that:

(c) the Company is forbidden by statute to indemnify the person against the liability or legal costs; or

(d) an indemnity by the Company of the person against the liability or legal costs would, if given, be made void by statute.

26.2 Insurance

The Company may pay or agree to pay, whether directly or through an interposed entity, a premium for a contract insuring a person who is or has been a Director or Secretary or executive officer of the Company or of a Subsidiary of the Company against liability incurred by the person in that capacity, including a liability for legal costs, unless:

(a) the Company is forbidden by statute to pay or agree to pay the premium; or
(b) the contract would, if the Company paid the premium, be made void by statute.

26.3 Contract

The Company may enter into an agreement with a person referred to in articles 26.1 and 26.2 with respect to the matters covered by those articles. An agreement entered into pursuant to this article may include provisions relating to rights of access to the books of the Company conferred by the Corporations Act or otherwise by law.

27 DEFINITIONS AND INTERPRETATION

27.1 Definitions

In this Constitution unless the contrary intention appears:

Alternate Director means a person appointed as an alternate director under article 17.8.

ASTC means ASX Settlement and Transfer Corporation Pty Ltd.

ASX means ASX Limited or the market conducted by it.

Chess means the Clearing House Electronic Sub-register System established and operated by ASTC.

Committee means a committee of Directors constituted under article 16.6.

Company means China Integrated Media Corporation Limited.

Constitution means this constitution as amended from time-to-time, and a reference to an article is a reference to an article of this Constitution.

Corporations Act means the Corporations Act 2001 (Cwlth).

Director means a person holding office as a director of the Company, and where appropriate includes an Alternate Director.

Directors means all or some of the Directors acting as a board.

Executive Director means a person appointed as an executive director under article 16.8.

Home Branch means the branch of the ASX designated to the Company by the ASX.

Listing Rules means the Listing Rules of ASX and any other rules of ASX which are applicable while the Company is admitted to the Official List of ASX, each as amended or replaced from time-to-time, except to the extent of any express written waiver by ASX.

Managing Director means a person appointed as a managing director under article 16.8.

Member means a person entered in the Register as a holder of shares in the capital of the Company.

Part means a Part of this Constitution.

Prescribed Interest Rate means the rate determined by the Directors for the purpose of this Constitution, and in the absence of a determination means 8% per annum.

Register means the register of Members of the Company under the Corporations Act and if appropriate includes a branch register.

Registered Office means the registered office of the Company.

Related Body Corporate has the same meaning as related body corporate has in the Corporations Act.

Representative means a person appointed to represent a corporate Member at a general meeting of the Company in accordance with the Corporations Act.

Secretary means a person appointed under article 18.1 as a secretary of the Company and where appropriate includes an acting secretary and a person appointed by the Directors to perform all or any of the duties of a secretary of the Company.

Settlement Rules means the settlement rules of the ASTC as amended or replaced from time-to-time.

Shares means the shares in the capital of the Company.

State means the State or Territory in which the Company is for the time being registered.

27.2 Interpretation

In this Constitution unless the contrary intention appears:

(a) **(gender)** words importing any gender include all other genders;
(b) **(person)** the word person includes a firm, a body corporate, a partnership, a joint venture, an unincorporated body or association or an authority;
(c) **(singular includes plural)** the singular includes the plural and vice versa;
(d) **(regulations)** a reference to a law includes regulations and instruments made under the law;
(e) **(amendments to statutes)** a reference to a law or a provision of a law includes amendments, re-enactments or replacements of that law or the provision, whether by the State or the Commonwealth of Australia or otherwise;
(f) **(from time-to-time)** a power, an authority or a discretion reposed in a Director, the Directors, the Company in general meeting or a Member may be exercised at any time and from time-to-time;
(g) **(amount paid)** a reference to an amount paid on a share includes an amount credited as paid on that share;
(h) **(signed)** where, by a provision of this Constitution, a document including a notice is required to be signed, that requirement may be satisfied in relation to an electronic communication of the document in any manner permitted by law or by any State or Commonwealth law relating to electronic transmissions or in any other manner approved by the Directors; and
(i) **(writing)** "writing" and "written" includes printing, typing and other modes of reproducing words in a visible form including, without limitation, any

representation of words in a physical document or in an electronic communication or form or otherwise.

27.3 Corporations Act

In this Constitution unless the contrary intention appears:

(a) an expression has, in a provision of this Constitution that deals with a matter dealt with by a particular provision of the Corporations Act, the same meaning as in that provision of the Corporations Act; and
(b) "section" means a section of the Corporations Act.

27.4 Headings and Parts

Headings are inserted for convenience and are not to affect the interpretation of this Constitution.

This Constitution is divided into Parts as indicated by its Contents.

27.5 Replaceable rules not to apply

The provisions of the Corporations Act that apply as replaceable rules are displaced by this Constitution and accordingly do not apply to the Company.

27.6 Constitution subject to Listing Rules if Company is listed

If the Company is admitted to the Official List of ASX, the following articles apply:

(a) notwithstanding anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act shall not be done.

(b) nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done.

(c) if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be).

(d) if the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision.

(e) if the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is deemed not to contain that provision.

(f) if any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.

27.7 Currency

The Directors may:

(a) differentiate between Members as to the currency in which any amount payable to a Member is paid (whether by way of or on account of dividends, repayment of capital, participation in surplus property of the Company or otherwise);

(b) determine to pay a distribution in a currency other than Australian and the amount payable will be converted from Australian currency in any manner, at any time and at any exchange rate as the Directors think fit; and

(c) in deciding the currency in which a payment is to be made to a Member, have regard to the registered address of the Member, the register on which a Member's shares are registered and any other matters as the Directors consider appropriate.

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